HARBOR FLORIDA BANCSHARES, INC.
         1998 STOCK INCENTIVE PLAN FOR DIRECTORS, OFFICERS AND EMPLOYEES


         This 1998 Stock Incentive Plan (the "Plan") governs: (i) grants of options to purchase shares of the common stock, $0.10 par value (the "Common Stock") of Harbor Florida Bancshares, Inc. (the "Company" or "Bancshares") ("Options"), (ii) awards of restricted Common Stock ("Recognition and Retention Plan Stock" or "RRP Stock"), and (iii) awards of stock appreciation rights ("SARs") by the Company to directors, officers and employees of the Company or Harbor Federal Savings Bank (the "Bank"). The Plan is intended to provide additional incentives to promote the future success and growth of the Company by providing participants with a direct stake in the Company and, in the case of officers and employees, to encourage qualified persons to seek and accept employment with the Company. The Plan will be effective on the earlier of March 18, 1999, or the date that the Plan is approved by stockholders of Bancshares (the "Effective Date").

1.       Administration of the Plan.

         (a) The Personnel Committee of Bancshares (the "Committee") shall administer the Plan. The Committee shall at all times consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such requirement as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company who need not be disinterested and who may grant awards and administer the Plan with respect to employees and directors who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom awards are not intended to satisfy the provisions of Section 162(m) of the Code.

         (b) Within the limits of the Plan, the Committee shall determine the individuals to whom, and the times at which, Options shall be granted and awards made, the type of Option to be granted and the number of shares subject to each Option or award. The Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted hereunder as may be necessary or desirable and include such further provisions or conditions in such Options as it deems advisable. Any determination or interpretation made by the Committee hereunder shall be conclusive and binding upon both the Company and the participant.

2.       Shares Subject to the Plan.

         (a) Subject to adjustment as provided in Section (b), below, the maximum number of shares reserved for RRP Stock under the Plan is 663,470, which number shall not exceed 2.16% of the outstanding shares of the Common Stock determined immediately as of the Effective Date. Subject to adjustment as provided in section (b), below, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and option-related Awards granted under the Plan is 1,658,675, which number shall not exceed 5.40% of the outstanding shares of Common Stock as of the Effective Date. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Options and RRP Stock are granted under the Plan, the shares underlying such awards will be unavailable for any other use including future grants under the Plan except that, to the extent that RRP Stock or Options terminate, expire, or are forfeited without having vested or without having been exercised, new awards may be made with respect to these shares.

         (b)  In  the  event  of  a  stock  dividend,   split,   combination  or
reclassification of shares, recapitalization or other similar capital change relating to the Common Stock, the aggregate number and kind of shares or securities of the Company that may be issued under the Plan and the price of such shares, shall be appropriately adjusted by the Committee (whose determination shall be conclusive and binding upon both the Company and the participant) so that the proportionate number of shares or securities shall be maintained as before the occurrence of such event.


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         (c) Whenever  Options or RRP Stock under the Plan lapse or terminate or otherwise become unexercisable, the shares of Common Stock that were subject to such Options may again be made subject to Options under the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.       Participants.

(a) Options, stock appreciation rights and RRP Stock may be granted to directors, officers and other employees provided that the Committee may exclude any individual from eligibility under the Plan. The foregoing notwithstanding, Incentive Stock Options may be awarded only to persons eligible under the Code.

4.       Options.

         (a) Options may be granted  under the Plan  either as  Incentive  Stock
Options under Section 422 of the Code (or any successor section), or as non-statutory stock options. Options may be granted from time to time by the Committee, provided that no Incentive Stock Option shall be granted hereunder after 10 years from the Effective Date hereof, or if the limitation of $100,000 set forth in the Code on the aggregate fair market value of Common Stock underlying Incentive Stock Options exercisable for the first time by a participant in any calendar year (or such other limitation as the Code may prescribe) would be exceeded. The granting date for each Option shall be the date on which it is approved by the Committee, or such later date as the Committee may specify. Options granted hereunder shall be evidenced by stock option certificates in such form not inconsistent with the Plan (which in the case of Incentive Stock Options shall conform to the requirements for an Incentive Stock Option contained in the Code) as the Committee may from time to time determine. The form of such Options may vary among optionees.

         (b) (i) In the case of Incentive Stock Options, the price per share at which Common Stock may from time to time be optioned shall be determined by the Committee at the time of grant, provided that such price shall not be less than 100 percent of the fair market value (110 percent in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company) of a share of Common Stock on the granting date as reasonably determined by the Committee in good faith (or such other minimum price as the Committee may prescribe).

                  (i) In the case of non-statutory stock options the price per share at which Common Stock may from time to time be optioned shall be determined by the Committee at the time of grant provided that such price shall not be less than 100 percent of the fair market value of a share of Common Stock on the granting date as reasonably determined by the Committee in good faith (or such other minimum price as the Committee may prescribe).

                  (ii) Common Stock purchased pursuant to an option agreement shall be paid for in full at time of purchase. The purchase price upon exercise of an Option may be paid in whole or in part in (a) cash or (b) whole shares of Common Stock which the optionee has held for at least six months, evidenced by negotiable certificates valued at their fair market value on the date of exercise. Upon receipt of payment Bancshares shall deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price of an Option, the Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to pay all or part of the purchase price of an option as it deems appropriate. It shall be a condition to the performance of Bancshares' obligation to issue or transfer Common Stock upon the exercise of an Option that the optionee pay, or may provision satisfactory to Bancshares for the payment of, any taxes (other than stock transfer taxes) which Bancshares is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise.

         (c) The Committee shall determine the term of all Options (provided in the case of an Incentive Stock Option that the term shall not be greater than the term prescribed by the Code, which is currently by 5 years in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company and 10 years in the case of other employees), the time or times that Options are exercisable and whether they are exercisable in installments. Such determination shall be made in compliance with Section 10 hereof.


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5.   Other Provisions Relating to Options.

         (a) Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution. Each Option shall be exercisable, during a participant's lifetime, only by him or her. After a participant's death, an Option shall be exercisable only by the executor, administrator or other legal representative of the estate of the participant (the "Representative").

         (b) In the event of a consolidation or merger of the Company or the Bank with another corporation, the sale or exchange of all or substantially all the assets of the Company or the Bank or a reorganization or liquidation of the Company or the Bank, each holder of any outstanding and vested Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares, securities or property that such holder would have been entitled to receive upon the occurrence of such event if such holder had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her Option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation.

         (c) In the event that the Committee shall at any time prior to the exercise in full by a participant of Options held by him or her (and regardless of whether such participant is then in the employ of or is a director of the Company or the Bank) determine that such participant either before or after the termination of his or her employment or directorship with the Company or the Bank has committed an act of misconduct for which such participant (if the participant had been an employee) could have been discharged for cause by the Company or the Bank or has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Company or the Bank, such Options shall forthwith terminate, and notwithstanding any other provisions hereof, such participant shall not thereafter be entitled to exercise such Options in whole or in part. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Company and the participant.

         (d) In the case of a participant who is a director and who terminates service as a director for any reason before having exercised all granted Options, such Options may be exercised in whole or in part within one year of the date of termination to the extent exercisable on the date of termination. If a participant's employment with the Company or the Bank or any subsidiary corporation, or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which
Section 424(a) of the Code (or any successor section) applies, is terminated for any reason otherwise than by his or her death or disability (within the meaning of Section 22(e)(3) of the Code (or any successor section)), he or she may exercise the Options that he or she had been granted hereunder to the extent exercisable at the time of such termination only within 90 days from the date of termination. If a participant's employment is terminated by reason of disability, such Options may be exercised within one year from the date of termination to the extent exercisable on the date of termination. Upon the death of a participant, the participant's Representative shall have the right, at any time within two years after the date of death, to exercise in whole or in part any Options that were available to the participant at the time of his or her death. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of the applicable exercise period.

         (e) The Committee may modify or extend, subject to the terms and conditions and within the limitations of the Plan, and subject to the Code in the case of Incentive Stock Options, outstanding Options (to the extent unexercised) and authorize the granting of new Options in substitution therefor. Without limiting the generality of the foregoing, the Committee may grant to a participant, if he or she is otherwise eligible and consents thereto, a new or modified Option in lieu of an outstanding Option for a number of shares at an exercise price and for a term that are greater or less than under the earlier Option and may do so by cancellation and re-grant, amendment, substitution or otherwise, subject only to the general limitations and conditions of the Plan. No modification of an Option shall, without the consent of the participant, adversely affect his or her rights under any Option theretofore granted under the Plan.

         (f) Options may be granted under the Plan in substitution for Options held by employees of a corporation who become employees of the Company or the Bank or any subsidiary corporation of the Company or the Bank eligible to receive options under the Plan as a result of an acquisition transaction. The terms and conditions of the substitute Options granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee to conform to the provisions of the Options for which they are substituted.

6.   Recognition and Retention Plan Stock.

         (a) Notice. The Committee shall promptly provide each director, officer or other employee designated by the Committee to receive RRP Stock ("Recipient") with written notice setting forth the amount of the award, the vesting schedule of the award, and such other terms and conditions of the award as may be considered appropriate by the Committee.

         (b) Restrictions. The shares of Common Stock transferred pursuant to an award of RRP Stock shall be subject to the following restrictions:

                  (i) No shares of Common Stock subject to awards granted under the Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that the restrictions set forth in this paragraph 6(b)(i) shall have lapsed in accordance with paragraph 6(c).

                   (ii) The Committee may provide either that

                   (a) (A) Stock certificates evidencing shares of Common Stock transferred pursuant to an award of RRP Stock shall be issued in the sole name of the Recipient (but shall be held by the Company until the restrictions shall have lapsed in accordance with the terms of the award and the Plan) and shall bear a legend which, in part, shall provide that:

                           "The  shares  of  Common  Stock  of  Harbor   Florida
                  Bancshares, Inc., evidenced by this certificate are subject to the terms and restrictions of the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan. Such shares are subject to forfeiture or cancellation under the terms of said Plan, and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Harbor Florida Bancshares, Inc. upon request."

                           or

                           (B) Stock  certificates  evidencing  shares of Common
                  Stock that are the subject of an award of RRP Stock shall be issued in the name of the Company. The Company shall hold such Common Stock for the benefit of the Recipient until the restrictions have lapsed in accordance with the terms of the award and the Plan. In such instance, whenever shares of Common Stock underlying an award of RRP Stock are distributed to a Recipient or beneficiary thereof under the Plan, such Recipient or beneficiary shall also be entitled to receive with respect to each such share distributed, a payment equal to any cash dividends or distributions (other than distributions in shares of Common Stock) and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock if the record date for determining shareholders entitled to receives such dividends falls between the date of the relevant award was granted and the date the relevant award or installment thereof is distributed. If the Committee determines to establish a trust in connection with this Plan to hold Plan assets for the purposes set forth herein, there shall also be distributed an appropriate amount of net earnings, if any, of the trust with respect to any dividends paid out.

          (c) Lapse of Restrictions. The restrictions set forth in paragraph 6(b) shall lapse as follows:

                  (i) Such restrictions shall lapse with respect to the shares of Common Stock awarded pursuant to a specific award of RRP Stock at the times determined by the Committee and on the terms stated in the notice of the award. Such restrictions shall lapse only if on the date restrictions are to lapse, the Recipient has been an officer, director or employee continuously from the time of the award to such date of lapse. The purpose of the restrictions is to provide an incentive to each Recipient to remain with the Company or the Bank and to perform assigned tasks and responsibilities in a manner consistent with the best interests of the Company or the Bank and its stockholders.

                  (ii) In the event of the termination of employment of a Recipient, except as specified in paragraph 6(c)(iii) below, all shares of Common Stock still subject to restrictions shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Recipient.

                   (iii) In the event of the termination of employment of a Recipient by reason of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, any outstanding restrictions in respect to any RRP Stock awarded to such Recipient will automatically lapse, and the shares of Common Stock subject to the award shall be distributed to the Recipient or, in the case of death, to his or her estate.

          (d) Rights as a Shareholder. Upon issuance of the stock certificates evidencing an award of RRP Stock and subject to the restrictions set out in paragraph 6(b), the Recipient of an award shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock represented by such award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to such shares, provided that any stock dividends received on shares of restricted stock shall be subject to the same restrictions as such underlying shares until the restrictions on such underlying shares lapse.

7.   Stock Appreciation Rights

                  (a) Stock appreciation rights ("SARs") may be granted by the Committee independent of or in tandem with any Option at the time of grant of such Option.

                  (b) SARs granted in tandem with Options shall be subject to the following terms and conditions, plus any other conditions not inconsistent with the Plan.

                           (i) Stock  appreciation  rights shall be exercisable,
                  in whole or in part, at such time or times and to the extent that the Option to which they relate shall be exercisable, and shall expire simultaneously with the Option to which they relate.

                           (ii) Upon  exercise of a SAR,  the related  Option or
                  portion thereof shall be surrendered to the Company in exchange for payment by the Company of shares of Common Stock (at the fair market value thereof) or cash or a combination thereof, as the Committee may determine in its own discretion, in an amount equal to the excess of the aggregate fair market value of the shares subject to the Option or portion thereof being surrendered over the aggregate option price thereof; provided, however, that fractional shares shall not be issued. Any Option, to the extent surrendered, shall thereupon cease to be exercisable.

                           (iii) An officer who holds exercisable stock appreciation rights and who desires to receive cash or a combination of cash and shares of Common Stock must exercise such stock appreciation rights during a restricted period beginning on the third business day following the date of the public announcement of the quarterly or annual earnings of the Company and ending on the twelfth business day following such date. Upon exercise of a stock appreciation right pursuant to this paragraph, the officer shall be entitled to receive the exercise value of the number of stock appreciation rights being exercised in cash, shares of Common Stock valued at their fair market, or a combination of cash and shares of Common Stock, as the Committee may determine in its sole discretion.

                           (iv) Stock appreciation  rights shall be transferable
                  only when the Options to which they relate are transferable, and under the same conditions.

                           (v) A stock  appreciation right may be exercised only
                  when the market price of Common Stock exceeds the option price of the Option to which the stock appreciation right relates.

                  (c) SARs granted independently of Options shall be exercisable at such time or times, and on such conditions, as the Committee may specify and as required by Section 10, hereof.

8.   Withholding Taxes.

                  (a) Upon the exercise of non-statutory stock options, the participant shall be required to pay to the Company or authorize the Company to deduct from other amounts payable to the participant the amount of any taxes that the Company is required to withhold with respect to such exercise. The participant may elect to satisfy such withholding obligation by (a) delivering to the Company Common Stock owned by such individual having a fair market value equal to such withholding obligation or (b) requesting that the Company withhold from the shares of Common Stock to be delivered a number of shares of Common Stock having a fair market value equal to such withholding obligation.

                  (b) In the case of an Incentive Stock Option, the participant shall be required (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code (or any successor section) and the rules thereunder) of Common Stock received upon exercise, and (ii) to pay to the Company or authorize the Company to deduct from other amounts payable to the participant the amount of any taxes that the Company is required to withhold with respect to such disposition.

                  (c) In the case of RRP Stock or SARs, the Company shall have the right to withhold the amount of taxes the Company is required to withhold from the amount awarded, or from the amount paid, or from other amounts payable to the participant.

9.   Amendment or Termination.

The Committee may amend or terminate the Plan at any time, provided that any such amendment shall be subject to the approval of the stockholders of the Company in accordance with applicable law and regulations if such approval is necessary to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act or other regulatory requirements. Unless hereafter amended to provide for a different termination date, the Plan shall terminate ten years after the Effective Date.

10. Compliance With OTS Conversion Regulations.

     Notwithstanding any other provision contained in this Plan:

                    (a) No award or Option  under the Plan  shall be made  which would be prohibited by 12 C.F.R. ss. 563b.3(g)(4).

                    (b) Unless the Plan is  approved  by a majority  vote of the outstanding shares of the total votes eligible to be cast at duly called meeting of stockholders to consider the Plan, as required by 12 C.F.R. ss. 563b.3(g)(4)(vii), the Plan shall not become effective or implemented prior to one year from the date of the Company's reorganization, or March 18, 1999;

                    (c) No award or  Option  granted  prior to one year from the date of the Company's reorganization, or March 18, 1999, shall become vested or exercisable at a rate in excess of 20% per year of the total number of Restricted Stock Awards or Options (whichever may be the case) granted to such Participant, provided, that awards or Options shall become fully vested or immediately exercisable in the event of a Participant's termination of service due to death or disability;

                    (d) No award or Options  granted to any individual  Employee prior to one year from the date of the Company's reorganization, or March 18, 1999, may exceed 25% of the total amount of awards or Options, respectively, which may be granted under the Plan;

                    (e)  No  award  or  Options   granted   to  any   individual
               non-employee director prior to one year from the date of the Company's reorganization, or March 18, 1999, may exceed 5% of the total amount of awards or Options, respectively, which may be granted under the Plan; and

                    (f) The aggregate amount of awards or Options granted to all non-employee directors prior to one year from the date of the Company's reorganization, or March 18, 1999, may not exceed 30% of the total amount of awards or Options, respectively, which may be granted under the Plan.

                    (g) Any change or amendment to the Plan which eliminates the restrictions required by 12 C.F.R. ss. 563b.3(g)(4) shall require prior approval of the Company's stockholders.